UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 24, 2011
Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices)  (Zip Code)
Registrant’s telephone number, including area code (727) 577-9749
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On March 24, 2011, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Martha F. Brooks to serve as a member of the Board, effective immediately. While Ms. Brooks has not yet been named to any of the Board’s committees, the Board, upon the expected recommendation of the Nominating and Corporate Governance Committee, is expected, at its meeting currently scheduled for July 2011, to consider appointing Ms. Brooks to the Board’s Audit Committee.
     As a result of her appointment to the Board, Ms. Brooks will receive the same cash compensation that non-employee members of the Board receive (pro rated for the period of her service as a Board member), which is currently: (i) $58,000 in annual compensation, payable quarterly and (ii) reimbursement of expenses incurred in connection with attendance at Board meetings. If Ms. Brooks is appointed to one or more of the Board’s committees, then she will receive the cash compensation that the Board’s non-employee members currently receive for such service. In addition, at its meeting currently scheduled for April 14, 2011, the Compensation Committee, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, will consider granting Ms. Brooks 6,000 time-based restricted stock units subject to forfeiture and transfer restrictions which shall lapse at the rate of 100% of the shares related to the restricted stock units on August 31, 2011.
     Other than the compensation from the registrant set forth in the preceding paragraph, no arrangement or understanding exists between Ms. Brooks and any other persons, pursuant to which Ms. Brooks was elected as a director. In addition, no related party transactions involving Ms. Brooks that are reportable under Item 404(a) of Regulation S-K exist.

Item 7.01	Regulation FD Disclosure.
     On March 29, 2011, the Company issued a press release announcing the appointment of Ms. Brooks to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release dated March 29, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
Date: March 29, 2011	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 29, 2011.